      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       NORTHWESTERN STEEL AND WIRE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             ILLINOIS 36-1562920
   (STATE OR OTHER JURISDICTION                            (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                  121 WALLACE STREET, STERLING, ILLINOIS 61081
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

  NORTHWESTERN STEEL AND WIRE COMPANY 1998 EMPLOYEE INCENTIVE COMPENSATION PLAN
             NORTHWESTERN STEEL AND WIRE COMPANY 1998 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                              (FULL TITLE OF PLANS)

                               THOMAS M. VERCILLO
                CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                       NORTHWESTERN STEEL AND WIRE COMPANY
                               121 WALLACE STREET
                            STERLING, ILLINOIS 60181
                                 (815) 625-2500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                                HERBERT S. WANDER
                              KATTEN MUCHIN & ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                             CHICAGO, ILLINOIS 60661
                                 (312) 902-5200


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                       Proposed maximum        Proposed maximum
 TITLE OF SECURITIES TO BE        Amount to be         offering price per      aggregate offering         Amount of
       REGISTERED                 registered(1)             share(2)                price(2)          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                    2,100,000 shares            $1.11                   $2,329,635             $647.64
($.01 par value)
=======================================================================================================================

(1) Includes an indeterminate number of shares of Northwestern Steel and Wire Company Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to rule 457(h) of the Securities Act of 1933, as amended, based on the high and low price of a share of Common Stock, par value $0.01 per share, of the Registrant on the NASDAQ National Market System on May 19, 1999.

IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.
================================================================================

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in the prospectuses for the Northwestern Steel and Wire Company 1998 Employee Incentive Compensation Plan and Northwestern Steel and Wire Company 1998 Non-Employee Directors' Stock Option Plan (collectively, the "Plans") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and will be provided to plan participants, without charge, upon request.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Northwestern Steel and Wire Company (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998;

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999; and

         4.  The Company's Current Report on Form 8-K filed on March 23, 1999;
             and

         5. The description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act (File No. 0-21556) and all amendments thereto and reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated By-Laws of the Company and certain Indemnification Agreements between the Company and certain of its officers and directors provide for indemnification of directors and officers to the full extent provided by Illinois law, and state that the indemnification provided therein shall not be deemed exclusive. The Company has in the past, and may in the future, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of is or her status as such, whether or not the Company would have the power to indemnify that person against such liability under the provisions of the Amended and Restated Bylaws of the Company.

         Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, provides as follows:

         "(a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or compleeted action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expression as this court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsection (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director; officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by
                                      II-3
the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section.

         (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before this notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the corporation": shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, administrators of that person. Amended by P.A. 83-1025; Amended by P.A. 88-43, effective January 1, 1994."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable


ITEM 8.  EXHIBITS.

         4.1 Second Amended and Restated Articles of Incorporation of the Company dated as of August 12, 1992. (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1992, File No. 1-4288, incorporated herein by reference).

         4.2 First Amendment to the Second Amended and Restated Articles of Incorporation. (Exhibit 3.2 to the Company's Form S-1 Registration Statement filed with the Commission on April 18, 1993, File No. 33-60764, incorporated herein by reference).

         4.3 Amended and Restated By-Laws of the Company. (Exhibit 4.3 to the Company's Form S-8 Registration Statement and filed with the Commission on May 24, 1999, File No. 333-79143, incorporated herein by reference.)

         4.4 The Northwestern Steel and Wire Company 1998 Employee Incentive Compensation Plan.*

         4.5 The Northwestern Steel and Wire Company 1998 Non-Employee Directors' Stock Option Plan.*

         5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Northwestern Steel and Wire Company 1998 Employee Incentive Compensation Plan and the Northwestern Steel and Wire Company 1998 Non-Employee Directors' Stock Option Plan.

         23.1   Consent of PricewaterhouseCoopers.

         23.2   Consent of Katten Muchin & Zavis (included in opinion filed as
                Exhibit 5).

         24 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.  UNDERTAKINGS.

         1.       The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities 3Act;

                      (ii) To reflect is the prospectus any facts or events
                           arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, State of Illinois, on this 11 day of May, 1999.

                                   NORTHWESTERN STEEL AND WIRE COMPANY



                                   By: /s/ FREDERICK J. ROCCHIO, JR.
                                      ------------------------------------------
                                      Frederick J. Rocchio, Jr.
                                      Chief Executive Officer and President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Frederick J. Rocchio, Jr., Thomas M. Vercillo and Herbert S. Wander, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 11 day of May, 1999.


      SIGNATURE                                            TITLE
      ---------                                            -----

/s/ FREDERICK J. ROCCHIO, JR.          Chief Executive Officer (Principal
-----------------------------------    Executive Officer) and President
      Frederick J. Rocchio, Jr.
                                       Chief Financial Officer, Secretary and
/s/ THOMAS M. VERCILLO                 Treasurer (Principal Financial and
-----------------------------------    Accounting Officer)
          Thomas M. Vercillo

/s/ WILLIAM F. ANDREWS                 Director
-----------------------------------
         William F. Andrews

/s/ JAMES A. KOHLBERG                  Director
-----------------------------------
         James A. Kohlberg

/s/ CHRISTOPHER LACOVARA               Director
-----------------------------------
       Christopher Lacovara
                                       Director
/s/ DARIUS W. GASKINS, JR.
-----------------------------------
      Darius W. Gaskins, Jr.

/s/ THOMAS A. GILDEHAUS                Director
-----------------------------------
      Thomas A. Gildehaus

/s/   DAVID L. GORE                    Director
-----------------------------------
         David L. Gore

                              Index to Exhibits

                                                                                     SEQUENTIAL
EXHIBIT                                                                                 PAGE
NUMBER                                  DESCRIPTION                                    NUMBER
-------                                 -----------                                 -----------
   4.4        The Northwestern Steel and Wire Company 1998 Employee Incentive
              Compensation Plan.*

   4.5        The Northwestern Steel and Wire Company 1998 Non-Employee
              Directors' Stock Option Plan.*

   5.1 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans.*

   23.1       Consent of PricewaterhouseCoopers.*

   23.2       Consent of Katten Muchin & Zavis (included in its opinion filed as
              Exhibit 5 herein).

   24.1 Power of Attorney (included on the signature page of this Registration Statement).

------------------
* Filed herewith.